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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No.'s 333-57086 and 333-98171) and Form S-3 (No. 333-98173) of MRO Software, Inc. of our report dated October 29, 2002, relating to the financial statements and financial statement schedule, which appears in MRO Software, Inc.'s Annual Report on Form 10-K for the year ended September 30, 2002.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2003